UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2006

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On September 28, 2006, the Registrant began distribution of its 2006 Second Quarter Report Summary.  The 2006 Second Quarter Report Summary sets forth disclosure regarding the Registrant’s results of operations for the three and six months ended June 30, 2006 and includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission’s Regulation G.  With respect to such non-GAAP financial measures, the Registrant has disclosed in the 2006 Second Quarter Report Summary the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and has provided a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measure.

A copy of the 2006 Second Quarter Report Summary, appearing as Exhibit 99.1 to this Current Report on Form 8-K, is furnished and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section.

Item 8.01                                             Other Events.

On September 27, 2006, the Registrant’s Board of Directors declared distributions payable to the stockholders of record each day during for the months of October, November and December 2006.  The declared distributions will equal a daily amount of $0.0019178 per share of common stock, which is equivalent to an annual distribution rate of seven percent (7.0%) assuming the share was purchased for $10.00.  A portion of each distribution is expected to constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           2006 Second Quarter Report Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: September 28, 2006	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary